Generex Provides Update on Deal to Acquire

Controlling Equity Interest in

Emmaus Life Sciences, Inc.

MIRAMAR, Florida & TORONTO, Canada, February 9, 2017 (BUSINESS WIRE) – On January 23, 2017 Generex Biotechnology Corporation (OTCPink:GNBT) announced a letter of intent for the acquisition of a controlling equity interest in Emmaus Life Sciences, Inc. (www.emmauslifesciences.com) (“Emmaus”). The Company filed a Form 8-K Current Report in respect of the transaction with the U.S. Securities and Exchange Commission (SEC) (www.sec.gov) on January 20, 2017. That 8-K provides comprehensive and detailed descriptions of the transaction terms. Generex today announced that Emmaus has granted to Generex an extension of the payment date for an interim cash consideration payment in the amount of $1,500,000 to February 16, 2017.

Emmaus, headquartered in Torrance, CA, is a biopharmaceutical company engaged in the discovery, development, and commercialization of innovative treatments and therapies, primarily for rare and orphan disease. Initial product development efforts are focused on Sickle Cell Disease (SCD), a genetic disorder.

On February 1, 2017, Emmaus announced the allowance by the U.S. Patent & Trade Office of its patent application covering the use of its lead investigative product, pharmaceutical grade L-glutamine (PGLG), for the treatment of diverticulosis. The application reported a significant reduction in the number of intestinal diverticula via therapeutic application of PGLG. No extant commercial therapies reduce intestinal diverticula.

On February 7, 2017 Emmaus announced a Japanese Patent Office allowance of its patent application in respect of PGLG for the treatment of diabetes. The application reports a significant reduction of HbA1C levels via therapeutic application of PGLG.

Dr. Yutaka Niihara, MD, MPH, Chairman and CEO of Emmaus and Executive Chairman of Generex commented: “R&D efforts continue apace at Emmaus, as evidenced by these new patents securing our intellectual property portfolio. We are pleased to add diverticulosis and diabetes as prospective new indications for our PGLG product which we are currently developing for the treatment of SCD.”

Joseph Moscato, Generex President & CEO, stated: “I am gratified by the confidence Emmaus has expressed in Generex in providing this leeway to allow us to consummate the reorganization of our capital structure which will set the stage for our future successes.”

Emmaus is an SEC registrant; its filings, including audited financial information, are publicly available at www.sec.gov.

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Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

SOURCE Generex Biotechnology Corporation

Generex Contact:

Joseph Moscato

646-599-6222

Generex Biotechnology Corporation

Todd Falls

800-391-6755

Extension 222

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